                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated the 12th day of October, 1999, and executed at Miami, Florida, between PREFERRED EMPLOYERS HOLDINGS, INC., a Delaware corporation, 10800 Biscayne Boulevard, Miami, Florida, (the "Company", "Borrower" or "Debtor"), and CITY NATIONAL BANK OF FLORIDA, a national banking association, 25 West Flagler Street, Miami, Florida 33131 (the "Bank" or "Lender");

                                   WITNESSETH:

         WHEREAS, Lender has simultaneously herewith extended credit to Company under Line of Credit Promissory Note of even date herewith, in the original principal sum of $7,500,000.00 ("the Note"); and,

         WHEREAS, this Loan and Security Agreement shall apply to the manner and conditions on which disbursements are to be made under the Note and other matters specifically set forth herein;

         NOW, THEREFORE, in consideration of the loan or extensions of credit heretofore, now or hereafter made to or for the benefit of the Company by the Bank, the parties agree as follows:

         1. RECITALS. The foregoing recitals are true and correct.

         2. DEFINITIONS. GENERAL TERMS. Unless the context otherwise requires, when used herein, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural forms of such terms:

                  "BUSINESS DAYS" shall mean days on which the Bank is open for normal business.

                  "COLLATERAL" OR "COLLATERAL SECURITY" shall have the meaning set forth in Paragraph 4 hereof.

                  "INDEBTEDNESS" shall mean, collectively, all of the Company's presently existing or hereafter created or assumed obligations for borrowed money; notes payable and drafts accepted representing extensions of credit; obligations representing the deferred purchase price of property indebtedness, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, property now or hereafter owned or acquired by the Company.

                  "LIEN" shall mean any security interest, mortgage, pledge, lien, claim, counterclaim, set-off, charge, encumbrance, title retention agreement or analogous instrument, in, of or on any of the Company's assets or properties, now owned or hereafter acquired.







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                  "MATURITY DATE" shall mean October 10th, 2000.

                  "PERSON" shall mean, as the case may be, any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization and government, or any department or agency of any government.

                  "RELATED PARTY" shall mean and refer to any entity whereby there is common or affiliated ownership of a material portion of the Borrower's capital stock and the stock or partnership interest of said related party.

                  "SUBSIDIARY" shall mean any corporation of which more than fifty (50%) percent of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company.

                  "UNMATURED EVENT OF DEFAULT" shall mean any condition, event or act which, with notice or lapse of time, or both, as the case may be, would constitute an Event of Default.

         3. DESCRIPTION OF THE LOAN. The Loan ("Loan") is evidenced by the Note. The Borrower intends to use the proceeds of the Loan to repurchase certain of the outstanding common stock and/or the 7% subordinated Convertible Notes of the Borrower.

                  Subject to the terms and conditions hereof, Borrower shall, with respect to the Loan:

                  a. Borrower agrees to pay all taxes and assessments, and all recording, documentary fees, and registration taxes.

                  b. All interest shall be payable monthly in arrears. All interest shall be computed on the basis of a 360-day year and shall be charged for the actual number of days within the period for which interest is being charged.

                  c. If any payment to be made by Borrower under the Loan shall become due on a Saturday, Sunday or business holiday under the laws of the State of Florida, the due date of such payment shall be extended to the next succeeding business day, and the period of such extension shall be included in computing any interest in respect of such payment.

                  d. The Note may be prepaid, at any time, in whole or in part, without premium or penalty.


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                  Borrower agrees that it shall be solely responsible for any taxes, fees, penalties or assessments, including reasonable attorneys fees, which may now or hereafter be imposed by the State of Florida or any governmental agency having jurisdiction thereof as a result of the execution and delivery of the Note outside of the State of Florida and any extensions of the maturity date of the Note pursuant to the terms of this Agreement and such sums shall, if not paid by Borrower, automatically be added to the principal due under the Note and shall be secured by the collateral described herein.

         4. SECURITY INTEREST. For value received and as security for the Note (the "Loan"), the Borrower with full recourse to Borrower and pursuant to and upon all of the representations, warranties, covenants and agreements contained in this Loan and Security Agreement or otherwise made in writing in connection herewith, hereby acknowledges all security agreements executed simultaneously to secure repayment of the Loan to Bank and does hereby further pledge, assign, transfer to and grant Lender a continuing first lien security interest in the following property (collectively called "Collateral") together with any additional shares of PHS stock acquired by or in the possession of Borrower:

                  All of the outstanding and issued shares of the capital stock of Preferred Healthcare Staffing, Inc., a Delaware corporation evidenced by certificate Number 1 (the "PHS Stock").

                  With respect to the PHS Stock, the Borrower hereby represents and warrants as follows:

                  a. The PHS Stock does not serve as collateral or security for any other indebtedness or obligation except the indebtedness evidenced by the Note and this Agreement.

                  b. Borrower has done no act to impair or encumber the PHS Stock and the security therefor or any other collateral tendered to Lender and Lender shall have quiet possession of the same, free from all liens, claims, or encumbrances whatsoever.

                  c. Borrower owns the PHS Stock, legally and equitably, free and clear of all liens and encumbrances and Borrower will defend the PHS Stock against all claims and demands of all persons at any time claiming any title or interest in the PHS Stock.

                  d. That the making, execution, delivery and performance of this Agreement: (i) is not and will not be in violation of any law or any regulation promulgated by any governmental agency or body, including without limitation, the Federal Securities Act of 1933, as amended, the Florida Securities Act, as amended, the regulations promulgated under those statutes;
(ii) does not require the approval or consent of any governmental agency or body; and (iii) will not conflict with or result in any breach of any term, condition or provision of, or constitute a default under any instrument to which Borrower is a party or by which Borrower may be bound or affected or constitute (with or without the giving of notice or the passage of time or both) a default under any such instrument, or result in the acceleration of any indebtedness, or result in the breach of any



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regulation, order, writ, injunction or decree of any court or any commission, board or other administrative agency entered in any proceeding to which Borrower is a party or to which either may be bound or affected.

                  e. Borrower shall deliver to Lender, in assignable form, any additional shares of PHS Stock acquired by Borrower on account of or with respect to its ownership of the PHS Stock.

                  Lender agrees, for so long as there is no existing uncured Event of Default, that Borrower shall have the right to vote the shares of PHS Stock, but in no event in any manner which would jeopardize the security interest granted to the Lender under this Agreement.

         5. EVIDENCE OF AND SECURITY FOR THE LOAN ("LOAN DOCUMENTS"). Borrower with respect to Paragraph 4, by execution of this Agreement hereby pledges, assigns and transfers to Lender a continuing first security interest in the said collateral described therein to Bank, as security for the prompt and full payment, when due, of the Loan.

                  Borrower acknowledges that all security interests and all documents, instruments and agreements evidencing such interest, now or heretofore granted by Borrower to Bank to secure the Loan, are and shall continue to be in full force and effect to secure the Loan evidenced by the Note, and terms, conditions, covenants and agreements set forth in this Loan and Security Agreement, and such other security instruments and documents as may be required by Bank, including, but not limited to, those mentioned in this Loan and Security Agreement.

         6. RELEASE OF COLLATERAL. Notwithstanding the amount of the outstanding balance due on the Note, Lender shall not be required to release any of the collateral described herein until all sums due Lender under the Note have been paid in full.

         7. COMMITMENT FEE. Borrower shall pay a commitment fee in the sum of $30,000.00 which shall be considered as earned upon payment. In addition, Borrower shall pay a fee equal to one (1%) percent of each advance made under this Loan, in excess of $3,000,000.00 ("Subsequent Advance"), which Lender is authorized to deduct from each Subsequent Advance.

         8. CONDITIONS PRECEDENT TO EFFECTIVENESS OF LOAN AGREEMENT. As conditions precedent to the effectiveness of this Loan and Security Agreement, Borrower shall furnish evidence to Lender that the following has occurred or been prepared:

                  a. Borrower shall have executed and delivered to Lender this Loan and Security Agreement, the Note, and all other Loan Documents, and security instruments, each in form and substance satisfactory to Lender.

                  b. Maintain insurance in such amounts and against such risks as shall be consistent with prudent business practices.



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

                  c. Acceptable evidence shall have been furnished to Lender that Borrower and its subsidiary Preferred Healthcare Staffing, Inc., a Delaware corporation ("PHS, Inc.") are in good standing with the State of Delaware and are authorized to do business in the State of Florida.

                  d. PHS, Inc. has executed a Hypothecation-Security Agreement and UCC-1 financing statement granting Lender a first lien security interest in all accounts receivable .

         9.       INTENTIONALLY DELETED.

         10.      USE OF AND LIMITATION ON AVAILABILITY OF LOAN PROCEEDS.

                  a. Advances under the Note shall be limited to payment of the outstanding balance of principal and interest due on the Promissory Note from PHS, Inc. in favor of Lender in the original principal sum of $3,000,000.00 and solely for the payment for the repurchase of outstanding shares of the common stock and/or the 7% subordinated Convertigle Notes of Borrower.

                  b. Provided there is available undisbursed funds, all advances above $3,000,000.00 shall be in minimum amounts of $1,000,000.00.

                  c. Notwithstanding anything to the contrary contained herein, or in any of the documents executed in closing on the Loan, upon the expiration of six months from the effective date of the Note, no advances of principal shall be made to Borrower, and the Note shall automatically cease as a Line of Credit and shall be considered as a Term Note, payable in the manner set forth therein.

                  d. In the event Borrower shall close on a loan, the proceeds of which are to finance or refinance the purchase of all of the outstanding common stock of Borrower and to pay off the Borrower's Subordinated Convertible Notes, which contains the right to convert to common stock, then the entire outstanding principal balance of the Note, together with accrued interest, shall be immediately due and payable.

         11. NO DEFENSES, SET-OFFS OR COUNTERCLAIMS. Borrower affirmatively sets forth that it has have no defenses, set-offs, or counterclaims against Lender in connection with the Note.

         12. FINANCIAL STATEMENTS. Borrower shall provide Lender with the following financial information:

                  a. Annual audited consolidated financial statements prepared in accordance with Generally Accepted Accounting Principles, within 90 days of Borrower's fiscal year end.





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

                  b. Quarterly, unaudited, consolidated financial statements within 45 days of Borrower's fiscal quarter end, certified as true and correct by Borrower's chief financial officer.

                  c. Quarterly, commencing with the fourth quarter of 1999, aging reports for PHS, Inc.'s accounts receivable within 30 days of each quarter end.

         13. INSPECTION OF BOOKS AND ASSETS. Borrower shall allow any representative of Lender to visit and inspect any of its properties, to examine its and PHS, Inc.'s books of record and account and to discuss the affairs, finances and accounts with the respective officers, all at such reasonable times with advance notice and as often as Lender may reasonably request, and, in each case, cause each subsidiary so to do.

         14. DEFAULTS; LITIGATION. Promptly give written notice to Lender of (a) the occurrence of any Default or Event of Default, (b) all actions, proceedings or claims, of which Borrower may have notice, which may be commenced or asserted against Borrower or any subsidiary including PHS, Inc. after the date hereof once the aggregate amount involved for all actions, proceedings and claims is at least $200,000.00 in excess of the amount of any insurance applicable thereto, and thereafter, all new actions, proceedings and claims whenever the aggregate amount involved for all actions, proceedings and claims is at least $200,000.00 (in excess of applicable insurance) in excess of the amount involved at the time of the last notice hereunder, and (c) any dispute which may exist between Borrower or any subsidiary and any governmental regulatory body, which may substantially adversely affect the normal business operations of Borrower or any subsidiary or any of their respective properties and assets.

         15. NEGATIVE COVENANTS. Borrower covenants and agrees that so long as this Agreement is in effect and until the Note, together with interest and all other obligations incurred hereunder are paid in full, Borrower and PHS, Inc. will not:

                  a. LIENS. Contract, create, incur, assume, or suffer to exist any mortgage, pledge, lien or other charge or encumbrance of any kind (including the charge upon property purchased under conditional sale or other title retention agreements) in excess of $250,000 (exclusive of employment agreements and all leases) annually commencing from the date of execution of this Agreement (exclusive of employment agreements and all leases), or grant any security interest in (all of the foregoing "Liens"), any of its property or assets whether now owned or hereafter acquired.

                  b. OTHER INDEBTEDNESS. Contract, create, incur, assume, be or become contingently liable, or suffer to exist, any indebtedness for borrowed money, in excess of $250,000.00 annually commencing from the date of execution of this Agreement, except (i) indebtedness incurred pursuant to this Agreement,
(ii) indebtedness existing on the effective date of this Agreement to the extent disclosed in writing to Lender prior to its execution of this Agreement.

                  c. ACCOUNTS RECEIVABLE, ETC. Sell, discount, transfer, assign or otherwise dispose of any of its accounts or notes receivable at less than face value



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thereof unless in each case the purpose is to accomplish collection of delinquent accounts in the ordinary course of business, and except for endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  d. SALE OF CONTROLLING INTEREST. Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, sell, transfer, assign, pledge or otherwise convey a controlling interest in PHS, Inc. during the term of this Agreement.

                  e. RESTRICTION ON PAYMENT OF DIVIDENDS. Borrower shall not, during the term of this Agreement, pay dividends to any of its stockholders nor shall it make any distributions or repay all or any portion, including accrued interest, of any loans from its stockholders (except for the 7% subordinated Convertible Notes).

         16. JURISDICTION. Borrower irrevocably agrees, that subject to Lender's sole and absolute election, all actions or proceedings in any way arising out of this Agreement, shall be litigated in courts having situs within Miami-Dade County, State of Florida. Borrower hereby consents and submits to the jurisdiction of any local, state or federal courts, located within said county and state. Borrower waives any objection to venue of any actions instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

         17. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (hereinafter referred to as an "Event of Default") which are not cured by Borrower within thirty (30) business days after delivery of a notice of default, unless otherwise provided below and except for subparagraph (a), which shall be ten (10) business days:

                  a. Borrower shall fail to make any payment of principal and/or interest on the Note when the same shall become due and payable.

                  b. An Event of Default as defined in any other Loan Document shall occur.

                  c. Borrower and/or PHS, Inc. shall permit, cause or suffer a transfer of title to or encumber, or permit to be further encumbered, the assets specifically described as being now owned and held by Borrower or PHS, Inc. in which Lender has been granted a perfected security interest without Lender's consent in writing.

                  d. Borrower shall fail to perform any other material term or condition of this Agreement.

                  e. The filing by or against Borrower or PHS, Inc. of a petition in bankruptcy or under any rehabilitative provision of the Bankruptcy Code, or the insolvency of Borrower or PHS, Inc., or the making by Borrower or PHS, Inc. of an assignment for the benefit of creditors, or the appointment of a receiver or trustee for Borrower, shall constitute an Event of Default hereunder which shall authorize Lender, at its option, to



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immediately accelerate maturity of all indebtednesses secured hereby, provided that if such bankruptcy petition or receivership is involuntary, Borrower or PHS, Inc. shall have a period of sixty (60) days in which to finally dismiss same before Lender may exercise any of the hereinafter specified remedies in the event of default.

                  f. Borrower shall fail to perform any material covenant or term or condition of this Agreement, or any material representation or warranty of Borrower herein or in any other loan documentation with Lender found to be inaccurate, untrue or breached, or shall fail to timely perform all terms and conditions for disbursement of the Loan.

                  g. The replacement, removal or resignation of Mel Harris as Chief Executive Officer of Borrower or if Mel Harris, for any reason, transfers his interest in any of the capital stock of Borrower subsequent to the date hereof.

                  i. In the event the Borrower's earnings for any quarterly period, commencing with the 1999 fourth quarter, as reflected in the financial statements submitted to Lender pursuant to the terms of this Agreement, before
(a) interest expenses on all of its obligations (b) taxes (c) depreciation and
(d) amortization falls below the sum of$1,000,000.

                  The foregoing shall constitute "Events of Default" hereunder.

         18. REMEDIES. Upon the happening of any Event of Default and in the event Borrower shall have failed to cure such default in the applicable cure time period provided herein, Lender, at its option, may:

                  a. Declare immediately due and payable all indebtednesses, with interest, all monies advanced hereunder and accordingly accelerate payment of the Note and, at Lender's option commence foreclosure of its security interests, or take any other action permitted thereby, or by law, notwithstanding anything to the contrary in the terms of payment stated herein; and,

                  b. Proceed against Borrower to enforce any or all Loan Documents, and the PHS Documents in any manner, in whole or in part and without regard to marshalling thereof and sell any collateral securing the Loan at public or private sale in any manner permitted by law; and,

                  c. The remedies herein provided for shall be in addition to, and not in substitution for, the rights and remedies which would otherwise be vested in Lender in law or equity or under the Note and any other Loan Documents, all of which rights and remedies are specifically reserved by Lender, and the failure by Lender to exercise the remedies herein provided shall not preclude the resort to any other remedy or remedies, nor shall the exercise of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies which by law or equity shall be vested in Lender for the recovery of damages or otherwise in the event of a breach of any of the undertakings of Borrower hereunder. No delay or omission by Lender in exercising any




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right or remedy accruing upon the happening of an Event of Default shall impair any such right or remedy or shall be construed as a waiver of any such default; and every right and remedy hereby conferred upon Lender may be exercised from time to time and as often as shall be deemed expedient by Lender. No waiver of any Event of Default shall extend to or affect any other Event of Default.

                  d. The Bank is hereby irrevocably appointed the attorney in fact of Borrower, which appointment is coupled with an interest, with full power of substitution, to, in the name of Borrower after an Event of Default, (a) receive and collect all distributions, profits, proceeds and payments in respect of the collateral or any part thereof and to give full discharge for the same and in connection with the foregoing to endorse all instruments made payable to Borrower, (b) perform all acts and make and deliver all endorsements, notices, instruments of assignments, and transfer releases, financing statements, and all other writings whatsoever which the Bank deems appropriate to perfect and maintain the Bank's security and rights in the collateral, (c) sell, assign and transfer any and all of the collateral in the course of pursuing Bank's remedies under this Paragraph, after default hereunder, (d) correct any scrivener's errors or omissions whatsoever and (e) notify any obligor to make all further payments to Bank or to Bank's designee; but if so requested by Bank, by any purchaser of the collateral, or by any other party, Borrower shall ratify and confirm the acts of Bank (and any substitute of the Bank) as Borrower's attorney in fact and shall execute and deliver to Bank or Bank's designee any and all endorsements, notices, instruments of assignments, transfers, releases, financing statements, and other writings whatsoever that Bank or such purchaser may request.

         19. BORROWER'S ASSIGNMENT. This Loan and Security Agreement may not be assigned by Borrower without the prior written consent of Lender, which consent may be withheld in the Lender's sole and absolute discretion, and any attempt to make such assignment without such consent shall be void and at the option of Lender, be deemed a default hereunder.

         20. LENDER'S ASSIGNMENT. This Agreement, the Loan and any documents evidencing or securing the Loan, may be placed, assigned and/or serviced by Lender and/or its successors or assigns, and in connection with any of the foregoing Lender and/or its successors or assigns, may receive servicing, brokerage and other fees. Any such placement, assignment or servicing shall be at Lender's sole option and Lender and/or its successors or assigns shall have no obligation to disclose to Borrower the receipt or contemplated receipt of any such fees, nor shall Borrower have any claim or right to same.

                  Lender shall have the right to assign the Loan to an affiliate of Lender or to a responsible institutional Lender, and any such assignee shall have the same rights and privileges as Lender does.

         21. DECLARATION OF NO SET-OFF. In the event Lender shall sell and assign the Note and other Loan Documents, Borrower will, at the request of Lender, execute and deliver to the purchaser thereof a Declaration of No Set-Off, or if set-offs do exist, specifying the same, and shall otherwise assist in every way in such assignment.




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

         22. INDEMNIFICATION. Borrower agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims, or demands, including reasonable legal fees and expenses on account of any matter or thing, whether in suit or not, arising out of this Agreement, or in connection therewith, unless said suit, claim or damage is caused by negligence or willful malfeasance of Lender. This obligation shall survive the closing of the Loan and the repayment thereof.

         23. NOTICES. All notices requests and demands to be made hereunder to the parties hereto shall be in writing and deemed to have been given or made when sent by the United States Postal Service to the addresses set forth on Page 1 above, and as to Lender, to the attention of Commercial Loan Department. Such notices request and demand shall be by registered or certified mail, return receipt requested, or by telegram or telegraph or may be personally delivered to Borrower or to a responsible person in the Commercial Loan Department of Lender.

         24. LENDER DETERMINATION OF FACTS. Lender shall at all times be free to independently establish to its satisfaction the existence or nonexistence of any facts, the existence or nonexistence of which is a condition of this Agreement.

         25. INCORPORATION OF PREAMBLE, RECITAL AND EXHIBITS. The preamble, recital and exhibits hereto are hereby incorporated into this Agreement.

         26. TITLES AND HEADINGS. The titles and headings of sections of this Agreement are intended for convenience only, and shall not in any way affect the meaning or construction of any provision of this Agreement.

         27. CHANGES, WAIVERS, DISCHARGE AND MODIFICATIONS IN WRITING. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender; provided, however, that any waiver by Lender of any such covenant or condition shall be in writing and a waiver only with respect to the instance for which such waiver is granted, and shall not be deemed to be a waiver by Lender of Borrower's obligation to thereafter perform each other or the same covenant or condition of Lender's right to enforce such performance.

         28. DEFINITIONS INCLUDE AMENDMENTS. Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents to the date hereof and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.


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

         29. LENDER NOT PARTNER OF BORROWER. Notwithstanding anything to the contrary herein contained or implied, Lender, by this Agreement or by any action pursuant hereto, shall not be deemed a partner of or joint venturer with Borrower, and Borrower hereby indemnifies and agrees to hold Lender harmless (including the payment of reasonable attorneys' fees) from any and all claims or damages resulting from such a construction of the parties' relationship. The requirements herein, and the restrictions imposed in this Agreement, are for the sole protection and benefit of Lender, and not any third party, specifically but not limited to contractors, suppliers and customers of Borrower. No such third parties shall have any right to seek recourse against Lender hereunder or otherwise, to require compliance with the terms and conditions hereof.

         30. COSTS AND ATTORNEYS' FEES. All reasonable costs, including reasonable attorneys' fees, paid or incurred by Lender in the enforcement or defense of this Agreement, including proceedings in appellate courts, shall be paid by Borrower.

         31. SUCCESSORS AND ASSIGNS. Subject to the restrictions on Borrower's right to transfer contained herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         32. ENTIRE AGREEMENT. No charge or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. This Agreement and the Notes and the other Loan Documents contain the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, warranties and representations, either written or oral, express or implied, between the parties hereto other than as set forth herein or executed concurrently herewith and therein set forth. It is expressly understood and agreed that the parties hereto intend this Agreement to be an integration of all prior and contemporaneous promises, agreements, conditions, undertakings, warranties and representations between the parties hereto. Each and every one of the obligations, conditions and undertakings therein of Borrower shall continue and not cease until the Loan, together with all interest, fees, costs and other amounts due Lender pursuant hereto and thereto shall have been paid in full and until all obligations of Borrower, and Guarantors shall have been discharged.

         33. TIME. Time is of the essence as to all matters provided for in this Agreement. In the event of any inconsistency between the applicable time periods or dates contained in this Agreement and those contained in any other Loan Document entered into between Borrower and Lender concurrently herewith, the time periods and dates set forth herein shall control.

         34. CONSENT OF PHS, INC. PHS, Inc. for the sole purpose of being bound by all of the terms conditions and covenants of this Agreement which require performance of on the part of PHS, Inc., and to affirm the representations attributed to it, joins in the execution of this Agreement. PHS, Inc., however, assumes no liability for the performance of any other terms and conditions hereof.

         35. BORROWER, LENDER AND PHS, INC. HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY



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HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION (INCLUDING BUT NOT LIMITED
TO, ANY CLAIMS, CROSS CLAIMS OR THIRD PARTY CLAIMS ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN. BORROWER AND PHS, INC. HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER AND PHS, INC. ACKNOWLEDGE THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Signed, sealed and delivered        CITY NATIONAL BANK OF FLORIDA
     in the presence of:            a national banking corporation

                                    By: /s/ Steve Capellan
-----------------------                ----------------------------
                                       Steve Capellan
-----------------------                Assistant Vice President



                                    PREFERRED EMPLOYERS HOLDINGS, INC.
                                    a Delaware corporation


                                    By: /s/ William R. Dresback
-----------------------                ----------------------------
                                       William R. Dresback
-----------------------                Senior Vice President and
                                       Chief Financial Officer



                                    PREFERRED HEALTHCARE STAFFING, INC.
                                    a Delaware corporation


                                    By: /s/ William R. Dresback
-----------------------                ----------------------------
                                       William R. Dresback
-----------------------                Vice President


















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